Exhibit (l)

SIDLEY AUSTIN BROWN & WOOD LLP

BEIJING BRUSSELS CHICAGO DALLAS GENEVA HONG KONG LONDON	787 SEVENTH AVENUE NEW YORK, NEW YORK 10019 TELEPHONE 212 839 5300 FACSIMILE 212 839 5599 www.sidley.com FOUNDED 1866	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE TOKYO WASHINGTON, D.C.
October 12, 2005

MuniYield Michigan Insured Fund II, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

        This opinion is being furnished in connection with the registration by MuniYield Michigan Insured Fund II, Inc., a Maryland corporation (the “Fund”), of 400 shares of Auction Market Preferred Stock, Series C, with a par value of $0.10 per share (the “Shares”), under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Fund’s registration statement on Form N-2, as amended (the “Registration Statement”), under the Securities Act. The Shares will be issued pursuant to the Articles Supplementary to be filed with the State Department of Assessments and Taxation of Maryland.

        As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

SIDLEY AUSTIN BROWN & WOOD LLP IS A DELAWARE LIMITED LIABILITY PARTNERSHIP
PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

        Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner described in the Registration Statement against payment of the consideration described therein, will be legally issued, fully paid and non-assessable shares of preferred stock of the Fund.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours, /s/ Sidley Austin Brown & Wood LLP

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